CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus dated March 1, 2003 of the John Hancock Equity Funds and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information dated March 1, 2003, as revised April 28, 2003 of the John Hancock Small Cap Growth Fund and to the incorporation by reference of our report dated December 11, 2002 for the John Hancock Small Cap Growth Fund with respect to the financial statements and financial highlights in the annual report dated October 31, 2002 which Prospectus and Statement of Additional Information are incorporated by reference in to the Combined Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of John Hancock Series Trust.




                                                     /s/ERNST & YOUNG LLP
                                                     --------------------

Boston, Massachusetts
May 30, 2003